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                                                                    EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

                                                                   STATE OF INCORPORATION
              SUBSIDIARY(1)                                           OR ORGANIZATION
Krispy Kreme Doughnut Corporation                                      North Carolina
Krispy Kreme Distributing Company, Inc.                                North Carolina
Krispy Kreme Coffee Company, LLC                                       North Carolina
Krispy Kreme Mobile Store Company                                      North Carolina
HD Capital Corporation                                                 Delaware
HDN Development Corporation                                            Kentucky
Panhandle Doughnuts, LLC                                               North Carolina
Oliver Acquisition Corp.                                               Delaware
Krispy Kreme International Ltd.                                        Switzerland
Hot Doughnuts Now International Ltd.                                   Switzerland
Krispy Kreme Europe Limited                                            United Kingdom
Freedom Rings, LLC(2)                                                  Delaware
Glazed Investments, LLC(2)                                             Delaware
Golden Gate Doughnuts, LLC(2)                                          North Carolina
New England Dough, LLC(2)                                              Rhode Island

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(1)  Montana Mills Bread Co., Inc. became our wholly-owned subsidiary effective
     April 7, 2003.

(2) Franchisees in which the registrant held a majority equity interest as of February 2, 2003.